Exhibit 99.2

LANTRONIX, INC. ANNOUNCES PRIVATE PLACEMENT OF COMMON STOCK

IRVINE, California, April 25, 2012 — Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a leading global provider of smart M2M connectivity solutions, today announced it has sold 1,605,709 shares of unregistered common stock to TL Investments GmbH, its largest shareholder, in a private placement transaction at $2.8025 per share, for aggregate proceeds of $4,500,000.  No discounts were offered and the common stock was priced at $0.0025 above the Nasdaq closing price of $2.80 on April 24, 2012.

TL Investments GmbH is beneficially owned by Bernhard Bruscha a founder and director of Lantronix Inc.

The Company is under no obligation to file a registration statement with the U.S. Securities and Exchange Commission to register the resale of the shares of common stock issued in the private placement.

The Company intends to use the net proceeds from this private placement for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif.

For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to raise additional capital when and to the extent necessary; final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; our ability to implement the planned cost reduction program; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Annual Report on Form 10-K for the year ended June 30, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, and December 31, 2011. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

Investor Relations Contacts:
Lantronix, Inc.
Jeremy Whitaker
Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski
investors@lantronix.com
310-877-6039